Exhibit 4.5

DIAMETRICS MEDICAL, INC.

VOTING AGREEMENT

THIS VOTING AGREEMENT (this “Agreement”), is made as of September 20, 2006, by and between Diametrics Medical, Inc., a Minnesota corporation (the “Company”) and the undersigned stockholder of the Company (“Stockholder”).

RECITALS

WHEREAS, the Company is presently in negotiations for the acquisition (the “Acquisition”) of 100% of the limited liability company membership interests of Vanguard Synfuels, L.L.C.;

WHEREAS, in order to raise equity capital for the financing of the Acquisition (the “Financing”), the Company has entered into subscription agreements for the sale of its Series J Convertible Preferred Stock (the “Subscription Agreements”);

WHEREAS, the Subscription Agreements require the Company, subsequent to the Acquisition, to use its reasonable commercial efforts to obtain shareholder approval of (i) an amendment to the Company’s Amended and Restated Articles of Incorporation (the “Charter Amendment”) or (ii) the merger of the Company into a wholly owned subsidiary of the Company incorporated in the State of Delaware (“Merger Sub”), in either case resulting in a sufficient number of authorized shares for the Company to reserve a sufficient number of authorized but unissued shares of Common Stock to issue the shares of Common Stock issuable upon conversion of its Series J Convertible Preferred Stock (the “Reincorporation”);

WHEREAS, at a meeting of the Company’s Board of Directors on August 11, 2006, the Company’s Board of Directors adopted the Company’s 2006 Incentive Compensation Plan (the “2006 Plan”), attached as Exhibit A hereto, and resolved to submit the 2006 Plan to the Company’s stockholders for their approval;

WHEREAS, it is contemplated that the 2006 Plan would be amended in connection with the consummation of the Acquisition to (i) increase the number of shares of Common Stock available for issuance under the 2006 Plan to 6,592,755 shares and (ii) adopt a director compensation plan for certain members of the board of directors of the Company (the “Plan Amendment”), a copy of which Plan Amendment is attached as Exhibit B hereto;

WHEREAS, as of the date hereof, Stockholder, owns the voting equity securities of the Company (“Voting Securities”) set forth on Stockholder’s signature page hereto; and

WHEREAS, Stockholder is entering into this Agreement to vote its Voting Securities in favor of the Charter Amendment, the Reincorporation, the approval of the 2006 Plan and the approval of the Plan Amendment, in order to induce the Company to consummate the Acquisition, the Financing and the transactions contemplated thereby, and Stockholder has required that the Company enter into this Agreement, upon the terms and subject to the conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual agreements and covenants contained herein and other good and valuable consideration, the parties hereto agree as follows:

ARTICLE I

AGREEMENT TO VOTE SHARES

Section 1.1 Agreement to Vote.

(a) Stockholder hereby agrees that during the time this Agreement is in effect, at any meeting of the stockholders of the Company, however called, and in any action by consent of the stockholders of the Company, Stockholder will vote or cause to be voted: (i) all Voting Securities owned legally or beneficially by Stockholder and (ii) any and all Voting Securities acquired by Stockholder on or after the date hereof, subject to the termination of this Agreement pursuant to Section 5.1 hereof, as follows:

(i)	in favor of the Charter Amendment;

(ii)	in favor of the Reincorporation;

(iii)	in favor of the approval of the 2006 Plan; and

(iv)	in favor of the Plan Amendment.

In furtherance of the foregoing, Stockholder acknowledges that the authorized capital stock of Merger Sub is and will be after the merger of the Company, greater than the authorized capital stock of the Company as of the date hereof. Stockholder further acknowledges that (i) Stockholder has reviewed and understands the Certificate of Incorporation of Merger Sub, the Certificate of Designations of the Series A Preferred Stock of Merger Sub, the Certificate of Designations of the Series B Preferred Stock of Merger Sub and the Bylaws of Merger Sub, a copy of each of which are attached hereto as Exhibit C, and (ii) such governing documents of Merger Sub will govern (x) the terms of the equity securities of Merger Sub that will be received by Stockholder at the consummation of the Reincorporation and (y) the rights of Stockholder as a stockholder of Merger Sub.

Section 1.2 Adjustment Upon Changes In Capitalization. In the event of any change in the Voting Securities, by reason of any stock dividends, splits, mergers, recapitalizations or other changes in the corporate or capital structure of the Company, the number and kind of Voting Securities subject to this Agreement shall be appropriately adjusted.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

OF STOCKHOLDER

Stockholder hereby represents and warrants to the Company as follows:

Section 2.1 Title to Equity Securities. As of the date hereof, Stockholder is the record and beneficial owner of the number of Voting Securities set forth on Stockholder’s signature page hereto or has entered into a Subscription Agreement to purchase such securities from the

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Company and such Voting Securities are, or will be as of the Consummation of the Financing and the Acquisition (the “Effective Date”), as applicable, all of the Voting Securities owned, either of record or beneficially, by Stockholder. Such Voting Securities, are and will be on the Effective Date owned free and clear of any security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on voting rights, charges or other encumbrances of any nature whatsoever other than pursuant to this Agreement, except as disclosed to the Company prior to the execution and delivery of this Agreement in writing. Stockholder has not appointed or granted any proxy, which appointment or grant is still in effect, with respect to such Voting Securities.

Section 2.2 Authority Relative to This Agreement. Stockholder has all requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Stockholder and the consummation of the transactions contemplated hereby have been duly and validly authorized by all proceedings on the part of Stockholder necessary to authorize this Agreement or to consummate such transactions. This Agreement has been duly and validly executed and delivered by Stockholder and constitutes a legal, valid and binding obligation of Stockholder, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

Section 2.3 No Conflict.

(a) Neither the execution and delivery of this Agreement nor the consummation by Stockholder of the transactions contemplated hereby will (i) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Stockholder or by which its Voting Securities are bound or affected or (ii) conflict with, or constitute a violation of, or constitute a default under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of its Voting Securities, pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Stockholder is a party or by which Stockholder or its Voting Securities are bound or affected, except for any such conflicts, violations, breaches, defaults or other occurrences that would not prevent or delay the performance by Stockholder of its obligations under this Agreement.

(b) The execution and delivery of this Agreement by Stockholder does not, and the performance of this Agreement by Stockholder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, except where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications would not prevent or delay the performance by Stockholder of its obligations under this Agreement.

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ARTICLE III

COVENANTS OF THE STOCKHOLDERS

Section 3.1 No Inconsistent Agreements. Stockholder, for the benefit of the Company, hereby covenants and agrees that, except as contemplated by this Agreement, Stockholder shall not enter into any voting agreement or grant a proxy or power of attorney with respect to its Voting Securities that is inconsistent with this Agreement.

Section 3.2 Transfer Of Title. Stockholder, for the benefit of the Company, hereby covenants and agrees that, so long as this Agreement is in effect, Stockholder will not transfer record or beneficial ownership of any of its Voting Securities unless the transferee agrees in writing to be bound by the terms and conditions of this Agreement.

ARTICLE IV

COVENANTS OF THE COMPANY

Section 4.1 Other Agreements. The Company hereby covenants that it shall not amend, waive, forgive performance of or terminate any agreement it now has or hereafter enters into obligating one or more of its stockholders to vote, or pursuant to which one or more of its stockholders agrees to vote, in favor of approving all of the matters set forth in Section 1.1(a) hereof and that it shall enforce any rights it has pursuant to any such agreement.

ARTICLE V

TERMINATION

Section 5.1 Termination. This Agreement shall terminate automatically upon the earlier of (a) the date on which the Company obtains stockholder approval for all of the matters set forth in Section 1.1(a) hereof in accordance with the Minnesota Business Corporations Act, and (b) the date on which the Company notifies Stockholder in writing that it has abandoned the Acquisition for any reason other than as the result of a breach of this Agreement by Stockholder.

Section 5.2 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 5.1 hereof, this Agreement shall forthwith become void and have no effect, without liability on the part of any party hereto or its trustees, partners, beneficiaries, directors, officers, stockholders or affiliates.

ARTICLE VI

MISCELLANEOUS

Section 6.1 Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to Stockholder:	At such address as is set forth on its signature page hereto.

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If to the Company:	Diametrics Medical, Inc. 6033 West Century Blvd., Suite 850 Los Angeles, CA 90045 Attention: Bruce Comer Telephone No.: (310) 670-2721 Facsimile No.: (310) 670-4107

With a copy to: Sidley Austin LLP 555 W. Fifth Street, Suite 4000 Los Angeles, California 90013 Attention: Stephen D. Blevit, Esq. Telephone Number: (213) 896-6029 Facsimile Number: (213) 896-6600

Any party from time to time may change its address for the purposes of notices hereunder by giving written notice to the other parties hereto of such new address.

Section 6.2 Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and replaces and supersedes all prior agreements or understandings, both written and oral, between the parties hereto, relating to the voting of Stockholder’s Voting Securities with respect to the matters set forth in Section 1.1(a) hereof.

Section 6.3 Stockholder Capacity. Stockholder signs solely in its capacity as the record holder and beneficial owner of the Voting Securities set forth on its signature page hereto.

Section 6.4 Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any state or federal court of the United States located in Los Angeles County, California or New York, New York, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto: (a) consents to submit such party to the personal jurisdiction of any state or federal court in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby; (b) agrees that such party will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; (c) agrees that such party will not bring any action relating to this Agreement or the transactions contemplated hereby in any court other than a state or federal court sitting in Los Angeles County, California or New York, New York; and (d) waives any right to trial by jury with respect to any claim or proceeding related to or arising out of this Agreement or any of the transactions contemplated hereby.

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Section 6.5 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect and shall not in any way be affected or impaired thereby so long as the economic or legal substance of this Agreement is not affected in any manner materially adverse to any party.

Section 6.6 Amendment. This Agreement may be amended only by a written instrument signed by each of the parties hereto.

Section 6.7 Assignment. Except as required by operation of law, this Agreement shall not be assignable by the parties hereto without the prior written consent of the other party. This Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

Section 6.8 Governing Law. This Agreement shall be governed by the internal laws of the State of New York.

Section 6.9 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Section 6.10 Facsimile Signatures. Any signature page delivered pursuant to this Agreement via facsimile shall be binding to the same extent as an original signature. Any party who delivers such a signature page agrees to later deliver an original counterpart to any party that requests it.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

THE COMPANY	DIAMETRICS MEDICAL, INC.

	By:	/s/ Paul A. Galleberg
	Name:	Paul A. Galleberg
	Title:	Director

[Counterpart Stockholder Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Voting Agreement, effective as of the date first written above.

INDIVIDUAL:

(Print or Type Name of Individual)

(Signature of Individual)

ENTITY:

(Print or Type Name of Entity)

By:
(Signature of Authorized Signatory)

Name:
(Print or Type Name of Authorized Signatory)

Title:
(Print or Type Title of Authorized Signatory)

ADDRESS FOR NOTICES:	____________________________________________________________

____________________________________________________________

____________________________________________________________

Fax No.: ____________________________________________________

EQUITY SECURITIES OF THE COMPANY OWNED BY STOCKHOLDER:	_______________	shares of Common Stock

	_______________	shares of Series H Preferred Stock

	_______________	shares of Series I Preferred Stock

	_______________	shares of Series J Preferred Stock

	_______________	shares of Series K Preferred Stock

Signature Page to Voting Agreement

EXHIBIT A

2006 INCENTIVE COMPENSATION PLAN

EXHIBIT A

EXHIBIT B

PLAN AMENDMENT

EXHIBIT B

EXHIBIT C

MERGER SUB GOVERNING DOCUMENTS

EXHIBIT C

CERTIFICATE OF INCORPORATION

of

BIODIESEL DEVELOPMENT CORPORATION

ARTICLE I

The name of the Corporation is Biodiesel Development Corporation.

ARTICLE II

The address of the Corporation’s registered office in the State of Delaware is 615 South DuPont Highway, City of Dover, County of Kent, 19901. The name of the Corporation’s registered agent at such address is National Corporate Research, Ltd.

ARTICLE III

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

ARTICLE IV

The total number of shares of stock which the Corporation shall have authority to issue is Two Hundred Million (200,000,000) shares, of which One Hundred Fifty Million (150,000,000) shares, par value $0.01 per share, shall be common stock (the “Common Stock”) and of which Fifty Million (50,000,000) shares, par value $0.01 per share, shall be preferred stock (the “Preferred Stock”).

Authority is hereby granted to and vested in the Board of Directors of the Corporation to issue Preferred Stock in one or more series and in connection therewith to fix by resolutions providing for the issuance of such series the number of shares to be included in each such series, and the designations, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof, to the full extent now and hereafter permitted by the laws of the State of Delaware. Without limiting the generality of the grant of authority contained in the preceding sentence, the Board of Directors is authorized to determine any or all of the following, and the shares of each series may vary from the shares of any other series in any or all of the following respects:

1. The number of shares of such series (which may subsequently be increased, except as otherwise provided by the resolutions of the Board of Directors providing for the issue of such series, or decreased to a number not less than the number of shares then outstanding) and the distinctive designation thereof;

2. The dividend rights, if any, of such series, the dividend preferences, if any, as between such series and any other class or series of stock, whether and the extent to which shares of such series shall be entitled to participate in dividends with shares of any other series or class of stock, whether and the extent to which dividends on such series shall be cumulative, and any limitations, restrictions or conditions on the payment of such dividends;

3. The time or times during which, the price or prices at which, and any other terms or conditions on which the shares of such series may be redeemed, if redeemable;

4. The rights of such series, and the preferences, if any, as between such series and any other class or series of stock, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation and whether and the extent to which shares of any such series shall be entitled to participate in such event with any other class or series of stock;

5. The voting powers, if any, in addition to the voting powers prescribed by law of shares of such series and, to the extent not prohibited by applicable law, voting powers which may exceed one vote per share, and the terms of exercise of such voting powers;

6. Whether shares of such series shall be convertible into or exchangeable for shares of any other series or class of stock, or any other securities, and the terms and conditions, if any, applicable to such rights; and

7. The terms and conditions, if any, of any purchase, retirement or sinking fund which may be provided for the shares of such series.

ARTICLE V

The name and mailing address of the incorporator are Stephen D. Blevit, Esq., Sidley Austin LLP, 555 West Fifth Street, 40th Floor, Los Angeles, California 90013.

ARTICLE VI

Subject to the rights of the holders of the Preferred Stock or any series thereof to elect additional directors under specific circumstances, the number of directors which shall constitute the whole Board of Directors of the Corporation shall be the number from time to time fixed by the Board of Directors. A decrease in the number of directors shall not affect the term of office of any director then in office.

Subject to the rights of the holders of the Preferred Stock or any series thereof to fill any newly-created directorships or vacancies, any vacancy on the Board of Directors that results from an increase in the number of directors, or for any other reason, may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

Subject to the rights of the holders of any series of Preferred Stock, any director may be removed from office at any time, but only for cause and only by the affirmative vote of at least a majority of the then outstanding shares entitled to vote for the election of such director.

Unless the Corporation’s Bylaws specify otherwise, the election of directors of the Corporation need not be by written ballot.

ARTICLE VII

The directors, other than those who may be elected by the holders of any series of Preferred Stock under specific circumstances, shall be divided into three classes, as nearly equal in number as possible, and designated as Class I, Class II and Class III. The initial term of office of the Class I directors shall expire at the 2007 annual meeting of stockholders, the initial term of office of the Class II directors shall expire at the 2008 annual meeting of stockholders and the initial term of office of the Class III directors shall expire at the 2009 annual meeting of stockholders. Members of each class shall hold office until their successors shall have been duly elected and qualified.

At each annual meeting of stockholders, beginning with the 2007 annual meeting of stockholders, the successors of the class of directors whose terms are expiring shall be elected for

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a term expiring at the third succeeding annual meeting of stockholders or thereafter in each case until their respective successors are duly elected and qualified, subject to death, resignation, retirement or removal from office.

Any new positions created as a result of the increase in the number of directors shall be allocated to make the classes of directors as nearly equal as possible.

Any director elected to fill a term resulting from an increase in the number of directors shall have the same term as the other members of such director’s class. A director elected to fill any other vacancy shall have the same remaining term as that of such director’s predecessor.

Notwithstanding the foregoing, whenever the holders of any one or more series of Preferred Stock issued by the Corporation shall have the right, voting separately by series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of the Certificate of Designations applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article VII unless expressly provided by such terms.

ARTICLE VIII

The Board of Directors shall have such powers as are permitted by the General Corporation Law of the State of Delaware, including, without limitation, without the assent or vote of the stockholders, to make, alter, amend, change, add to, or repeal the Bylaws of the Corporation; to fix and vary the amount to be reserved as working capital; to authorize and cause to be executed mortgages and liens upon all the property of the Corporation or any part thereof; to determine the use and disposition of any surplus or net profits over and above the capital stock paid in; and to fix the times for the declaration and payment of dividends.

ARTICLE IX

Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of the then outstanding Voting Stock (as defined below), voting together as a single class, shall be required to amend or repeal, or adopt any provisions inconsistent with, the Bylaws of the Corporation or Articles VI, VII and XIII of this Certificate of Incorporation. For the purposes of this Certificate of Incorporation, “Voting Stock” shall mean the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors.

ARTICLE X

The personal liability of the directors of the corporation is hereby eliminated to the fullest extent permitted by the provisions of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented. No amendment to or repeal of this Article X shall have the effect of increasing the liability or alleged liability of any director of the Corporation for or with respect to any act or omission of such director occurring prior to such amendment or repeal.

ARTICLE XI

The Corporation shall indemnify and advance expenses to each person who serves as an officer or director of the Corporation or a subsidiary of the Corporation and each person who serves or may have served at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise from any liability incurred as a result of such service to the fullest extent permitted by the General

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Corporation Law of the State of Delaware as it may from time to time be amended, except with respect to an action commenced by such director or officer against the Corporation or by such director or officer as a derivative action by or in the right of the Corporation.

Each person who is or was an employee or agent of the Corporation and each officer or director who commences any action against the Corporation or a derivative action by or in the right of the Corporation may be similarly indemnified and receive an advance of expenses at the discretion of the Board of Directors.

The indemnification and advancement of expenses provided by, or granted pursuant to, the Certificate of Incorporation shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in their official capacity and as to action in another capacity while holding such office.

The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under this Certificate of Incorporation or Delaware law.

The indemnification and advancement of expenses provided by, or granted pursuant to, this Certificate of Incorporation shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

ARTICLE XII

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon the stockholders herein are granted subject to this reservation. No amendment to this Certificate of Incorporation or repeal of any article of this Certificate of Incorporation shall increase the liability or alleged liability or reduce or limit the right to indemnification of any directors, officers, employees or agents of the Corporation for acts or omissions of such person occurring prior to such amendment or repeal.

THE UNDERSIGNED, being the Incorporator named above, executed this Certificate on September 18, 2006.

/s/ Stephen D. Blevit, Esq.
Stephen D. Blevit, Esq., Incorporator

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CERTIFICATE OF DESIGNATIONS

OF THE SERIES A CONVERTIBLE PREFERRED STOCK

OF

BIODIESEL DEVELOPMENT CORPORATION

a Delaware corporation

The undersigned, W. Bruce Comer III, does hereby certify that:

(i) He is the duly elected and acting Chief Executive Officer of Biodiesel Development Corporation, a Delaware corporation (the “Corporation”).

(ii) Pursuant to the authority conferred upon the Board of Directors of the Corporation (the “Board”) by the Corporation’s Certificate of Incorporation (the “Certificate”), the Board on September 20, 2006, adopted the following resolutions creating a series of Preferred Stock as follows:

WHEREAS, the Certificate provides for a class of shares known as Preferred Stock, issuable from time to time in one or more series; and

WHEREAS, the Board is authorized to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued shares of Preferred Stock, to fix the number of shares constituting any such series, and to determine the designation thereof, or any of any of them.

NOW, THEREFORE, BE IT RESOLVED, that the Board hereby fixes and determines the designations of, the number of shares constituting, and the rights, preferences, privileges and restrictions relating to, a new series of Preferred Stock as follows:

(a) Designation. The series of Preferred Stock is hereby designated Series A Convertible Preferred Stock (the “Series A Preferred Stock”).

(b) Authorized Shares. The number of authorized shares constituting the Series A Preferred Stock shall be 28,500,000 shares of such series.

(c) Dividends. The Corporation shall pay on each outstanding share of Series A Preferred Stock (as adjusted for stock splits, combinations, reorganizations and the like) out of funds legally available therefor a cumulative dividend (the “Dividend”), at an annual rate equal to the product of (i) $1.00 per share (the “Series A Purchase Price”), by (ii) eight percent (8%). The Corporation shall pay the Dividend in cash or in additional shares of Series A Preferred Stock at the option of the Corporation. If the Corporation elects to pay such dividend in additional shares of Series A Preferred Stock, the value of each such share paid as a dividend shall be deemed to be the Conversion Price then in effect. Such Dividends shall commence to accrue on the shares of Series A Preferred Stock and be cumulative from and after the original date of issuance of the Series A Preferred Stock (the “Original Issuance Date”), and will accrue until paid whether or not the Board of Directors declares dividends. Such Dividends shall be paid pro rata among the holders of the Series A Preferred Stock. The Dividend shall be payable quarterly in arrears on the last day of each quarter to the holders of record as of the first (1st) day of such quarter based upon the number of days during such quarter that the Series A Preferred Stock remained outstanding. The Dividend shall be calculated on the basis of a 360-day year.

No dividends other than those payable solely in Common Stock shall be paid on any Common Stock unless and until (i) the aforementioned dividend is paid on each outstanding share of Series A Preferred Stock, and (ii) a dividend is paid with respect to all outstanding shares of Series A Preferred Stock in an amount equal to or greater that the aggregate amount of dividends which would be payable on each share of Series A Preferred Stock if, immediately prior to such dividend payment on Common Stock, it had been converted into Common Stock. The Corporation shall make no Distribution (as defined below) to the holders of shares of Common Stock except in accordance with this Section (c). “Distribution” means the transfer of cash or property without consideration, whether by way of dividend or otherwise, or the purchase of shares of the Corporation (other than in connection with the repurchase of shares of Common Stock issued to or held by employees, consultants, officers and directors at a price not greater than the amount paid by such persons for such shares upon termination of their employment or services pursuant to agreements providing for the right of said repurchase) for cash or property.

(d) Liquidation Preference.

(i) Preference upon Liquidation, Dissolution or Winding Up. In the event of any dissolution or winding up of the Corporation, whether voluntary or involuntary, holders of each outstanding share of Series A Preferred Stock shall be entitled to be paid, on a pro rata basis, first out of the assets of the Corporation available for distribution to shareholders, whether such assets are capital, surplus or earnings, an amount equal to the greater of (A) an amount equal to the Series A Purchase Price per share of Series A Preferred Stock held (as adjusted for any stock splits, stock dividends or recapitalizations of the Series A Preferred Stock) and any declared but unpaid dividends on such share, and (B) the amount such holders would be entitled to receive had such holders converted such shares of Series A Preferred Stock into shares of Common Stock in accordance with paragraph (f) hereof immediately prior to such distribution (but disregarding for the purposes of the calculation of the number of shares of Common Stock into which such Series A Preferred Stock would be convertible the limitation set forth in paragraph (f)(i) hereof or any other limitation upon the number of shares of Common Stock which provides that a holder thereof may not beneficially own more than 9.99% of the Corporation’s then outstanding Common Stock), before any payment shall be made to the holders of the Common Stock, or any other series of Preferred Stock of the Corporation (other than the Series B Convertible Preferred Stock of the Corporation), whether issued prior to or subsequent to the Original Issuance Date, with regard to any distribution of assets upon liquidation, dissolution or winding up of the Corporation. If, upon any liquidation, dissolution or winding up of the Corporation, the assets to be distributed to the holders of the Series A Preferred Stock shall be insufficient to permit payment to such shareholders of the full preferential amounts aforesaid, then all of the assets of the Corporation available for distribution to shareholders shall be distributed to the holders of Series A Preferred Stock, on a pro rata basis. Each holder of the Series A Preferred Stock shall be entitled to receive that portion of the assets available for distribution as the number of outstanding shares of Series A Preferred Stock held by such holder bears to the total number of shares of Series A Preferred Stock then outstanding. Such payment shall constitute payment in full to the holders of the Series A Preferred Stock upon the liquidation, dissolution or winding up of the Corporation. After such payment shall have been made in full, or funds necessary for such payment shall have been set aside by the Corporation in trust for the account of the holders of Series A Preferred Stock, so as to be

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available for such payment, such holders of Series A Preferred Stock shall be entitled to no further participation in the distribution of the assets of the Corporation.

(ii) Consolidation, Merger and Other Corporate Events. A (x) consolidation or merger of the Corporation (except into or with a subsidiary corporation or effected exclusively for the purpose of changing the domicile of the Corporation) or any reclassification of the stock of the Corporation (other than a change in par value or from no par to par, or from par to no par or as the result of an event described in subsections (iv) through (vii) of paragraph (f)), unless the Corporation’s stockholders of record as constituted immediately prior to such transaction will, immediately after such transaction (by virtue of securities issued as consideration in respect of such transaction or otherwise), hold a majority of the voting power of the surviving or acquiring entity, or (y) a sale, lease, mortgage, pledge, exchange, transfer or other disposition of all or substantially all of the assets of the Corporation, shall be regarded as a liquidation, dissolution or winding up of the affairs of the Corporation within the meaning of this paragraph (d) (a “Liquidation Event”). The treatment of any particular transaction or series of related transactions as a Liquidation Event may be waived by the vote or written consent of the holders of a majority of the then outstanding shares of Series A Preferred Stock). In no event shall the issuance in and of itself of any new classes of stock, whether senior, junior or on a parity with the Series A Preferred Stock, be deemed a “reclassification” under the terms hereof.

(iii) Distribution of Cash and Other Assets. In the event of a liquidation, dissolution or winding up of the Corporation resulting in the availability of assets other than cash for distribution to the holders of the Series A Preferred Stock, the holders of the Series A Preferred Stock shall be entitled to a distribution of cash and/or assets equal to the value of the liquidation preference stated in subsection (i) of this paragraph (d), which valuation shall be made solely by the Board of Directors, and provided that such Board of Directors was acting in good faith, shall be conclusive.

(iv) Distribution to Junior Security Holders. After the payment or distribution to the holders of the Series A Preferred Stock of the full preferential amounts aforesaid, the holders of the Common Stock then outstanding, or any other stock of the Corporation ranking as to assets upon liquidation, dissolution or winding up of the Corporation junior to the Series A Preferred Stock, shall be entitled to receive ratably all of the remaining assets of the Corporation.

(v) Preference; Priority. References to a stock that is “senior” to, on a “parity” with or “junior” to other stock as to liquidation shall refer, respectively, to rights of priority of one series or class of stock over another in the distribution of assets on any liquidation, dissolution or winding up of the Corporation. The Series A Preferred Stock shall be senior to the Common Stock of the Corporation, all other series of Preferred Stock of the Corporation and any other capital stock of the Corporation now or hereafter authorized, except the Series B Convertible Preferred Stock of the Corporation or as may be otherwise agreed in writing by holders of a majority of the then outstanding shares of Series A Preferred Stock.

(e) Voting Rights. (i) Except as otherwise expressly provided herein or by law, the holder of each share of Series A Preferred Stock shall have the right to one vote for each share of Common Stock into which such Series A Preferred Stock could then be converted, and with respect to such vote, such holder shall have full voting rights and powers equal to the voting

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rights and powers of the holders of Common Stock, and shall be entitled, notwithstanding any provision hereof, to notice of any shareholders’ meeting in accordance with the Bylaws of the Corporation, and shall be entitled to vote, together with holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote. Fractional votes shall not, however, be permitted and any fractional voting rights available on an as-converted basis (after aggregating all shares into which shares of Series A Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward).

(ii) The Corporation shall not, without first obtaining the approval of the holders of a majority of the then outstanding shares of Series A Preferred Stock:

(A) alter or change the rights, preferences or privileges of the shares of Series A Preferred Stock;

(b) issue any additional shares of the Series B Preferred Stock of the Corporation;

(B) issue any additional shares of the Series A Preferred Stock (other than in accordance with this Certificate of Designation) to any Person other than the purchasers on the Original Issuance Date;

(C) authorize, create or sell any equity securities of the Corporation or securities convertible into equity of the Corporation which are senior to or on parity with the Series A Preferred Stock as to voting, dividend, liquidation or redemption rights; or

(D) take or permit any action to be taken which allows any subsidiary of the Corporation to take any of the actions enumerated in this Section (e)(ii).

(iii) So long as the holders of the Series A Preferred Stock continue to hold at least fifteen (15) percent shares of the Common Stock on an as converted, fully diluted basis (appropriately adjusted for stock splits, stock dividends, stock combinations, and similar events occurring after the date hereof), the holders of the Series A Preferred Stock, voting separately as a single class, shall be entitled to elect one (1) director to the Board of Directors of the Corporation and to fill any vacancy on the Board of Directors created by the absence of such director.

(f) Conversion Rights. The holders of Series A Preferred Stock will have the following conversion rights:

(i) Right to Convert. Subject to and in compliance with the provisions of this paragraph (f), any issued and outstanding shares of Series A Preferred Stock may, at the option of the holder, be converted at any time or from time to time into fully paid and nonassessable shares of Common Stock at the conversion rate in effect at the time of conversion, determined as provided herein; provided, however, that the right to convert of any holder of Series A Preferred Stock who so elects in writing to the Corporation shall be limited such that such holder of Series A Preferred Stock may at any given time convert only up to that number of shares of Series A

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Preferred Stock so that, upon conversion, the aggregate beneficial ownership of the Corporation’s Common Stock (calculated pursuant to Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of such holder and all persons affiliated with such holder is not more than 9.99% of the Corporation’s Common Stock then outstanding.

(ii) Mandatory Conversion. Provided that (a) there is an effective Registration Statement on Form SB-2 or S-3 (the “Registration Statement”) on file with the Securities and Exchange Commission (the “SEC”) registering the maximum number of shares of Common Stock to be issued upon conversion of the Series A Preferred Stock and (b) the closing price of the Common Stock for the twenty (20) preceding trading days is equal to or greater than two times the Conversion Price, then the Corporation, at its option, may require any holder of Series A Preferred Stock to convert all, or a portion, of the then outstanding Series A Preferred Stock by delivery of written notice. The conversion shall be made within five (5) trading days after receipt of the notice. Notwithstanding the foregoing, any conversion by a holder of Series A Preferred Stock into Common Stock shall be limited, for each and any holder who so elects in writing to the Corporation, such that the beneficial ownership of such holder and its affiliates of Common Stock acquired from the Corporation (excluding shares of Common Stock issuable upon the conversion of the Series A Preferred Stock and the exercise of warrants which have not yet been converted or exercised) shall in the aggregate not exceed 9.99% of the total Common Stock then outstanding. In the event that the Corporation provides notice of the mandatory conversion of the then outstanding Series A Preferred Stock which is limited by the immediately preceding sentence, the provisions of Section (c) hereof with respect to dividends, Section (d) hereof with respect to liquidation preference of the Series A Preferred Stock, Section (e)(ii) hereof with respect to voting rights, Sections (f)(ix) and (f)(x) hereof with respect to adjustments to the Conversion Price and Section (h) hereof with respect to Events of Default, shall each expire as of the effectiveness of such mandatory conversion.

(iii) Mechanics of Conversion. Before any holder of Series A Preferred Stock shall be entitled to convert the same into shares of Common Stock, he shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Common Stock, and shall give written notice to the Corporation at such office that he elects to convert the same and shall state therein the number of shares of Series A Preferred Stock being converted. Thereupon, the Corporation shall promptly issue and deliver at such office to such holder of Series A Preferred Stock a certificate or certificates for the number of shares of Common Stock to which he shall be entitled, which such certificate or certificates shall bear such legends as are usual and customary to indicate any restrictions on transfer thereof, if applicable. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

(iv) Conversion Price. The number of shares into which one share of Series A Preferred Stock shall be convertible shall be determined by dividing the Series A Purchase Price by the then existing Conversion Price (as set forth below), which shall be subject to adjustment from time to time in certain instances, as provided below in this paragraph (f). The “Conversion Price” per share for the Series A Preferred Stock shall be equal to $0.758754 per share. If an

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Event of Default (as defined in Section (h) hereof) occurs, the Conversion Price shall be reduced as set forth in Section (h) hereof.

(v) Adjustment for Stock Splits and Combinations. If at any time, or from time to time after the Original Issuance Date, the outstanding shares of Common Stock shall be subdivided (by stock split, stock dividend or otherwise), into a greater number of shares of Common Stock, the Conversion Price in effect immediately prior to such subdivision shall, concurrently with the effectiveness of such subdivision, be proportionately decreased. If at any time, or from time to time after the Original Issuance Date, the outstanding shares of Common Stock shall be combined (by reclassification or otherwise) into a lesser number of shares of Common Stock, the Conversion Price in effect immediately prior to such combination shall, concurrently with the effectiveness of such combination, be proportionately increased.

(vi) Adjustment for Certain Dividends and Distributions. In the event the Corporation at any time, or from time to time after the Original Issuance Date, shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the Conversion Price for the Series A Preferred Stock then in effect shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Conversion Price for such Series A Preferred Stock then in effect by a fraction:

(A) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

(B) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution;

provided, however, if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price for the Series A Preferred Stock shall be recomputed accordingly as of the close of business on such record date and thereafter, the Conversion Price for the Series A Preferred Stock shall be adjusted pursuant to this paragraph (f)(v) as of the time of actual payment of such dividends or distributions.

(vii) Adjustments for Other Dividends and Distributions. In the event the Corporation at any time or from time to time after the Original Issuance Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock, then and in each such event provision shall be made so that the holders of such Series A Preferred Stock shall receive upon conversion thereof in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Corporation that they would have received had their Series A Preferred Stock been converted into Common Stock on the date of such event and had thereafter, during the period from the date of such event to and

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including the conversion date, retained such securities receivable by them as aforesaid during such period giving application to all adjustments called for during such period under this paragraph (f) with respect to the rights of the holders of the Series A Preferred Stock.

(viii) Adjustment for Reclassification Exchange or Substitution. If the Common Stock issuable upon the conversion of the Series A Preferred Stock shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend provided for above, or a reorganization, merger, consolidation or sale of assets provided for elsewhere in this paragraph (f)), then and in each such event the Holder of each share of Series A Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification or other change, by holders of the number of shares of Common Stock into which such shares of Series A Preferred Stock might have been converted immediately prior to such reorganization, reclassification, or change, all subject to further adjustment as provided herein.

(ix) Adjustment for Issuances of Additional Stock. In the event the Corporation at any time, or from time to time after the Original Issuance Date, shall issue or sell any shares of Common Stock (including shares of Common Stock deemed to have been issued pursuant to Section (f)(x) below) after the Original Issuance Date (the “Additional Stock”), then and in each such event the Conversion Price for the Series A Preferred Stock then in effect shall be decreased as of the time of such issuance by multiplying the Conversion Price for such Series A Preferred Stock then in effect by a fraction:

(A) the numerator of which shall be the sum of (i) the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance plus (ii) all shares of Common Stock issuable upon conversion of the Preferred Stock outstanding immediately prior to the issuance of such Additional Stock, without giving effect to any adjustments to the conversion price of any such series of Preferred Stock as a result of the issuance of such Additional Stock (including shares of Common Stock deemed issued pursuant to Section (f)(x) below) (the sum of the amounts in clauses (i) and (ii) of this paragraph being the “Outstanding Common”) plus (iii) the number of shares of Common Stock given by the quotient of (x) the aggregate consideration received by the Corporation for such Additional Stock divided by (y) the Conversion Price in effect immediately prior to the adjustment contemplated hereby, and

(B) the denominator of which shall be the total number of shares of Outstanding Common plus the number of shares of such Additional Stock;

No adjustment to the Conversion Price shall be made pursuant to this Section (f)(ix) on account of any issuance of Additional Stock unless the consideration per share of Additional Stock issued by the Corporation is less than the Conversion Price in effect on the date of, and immediately prior to such issue.

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The term “Additional Stock” shall not include the following issuances of shares of Common Stock (including shares of Common Stock deemed to have been issued pursuant to Section (f)(x) below):

i.	to employees, directors, consultants and other service providers for the purpose of soliciting or retaining their services pursuant to plans or agreements approved by the Board of Directors and, where required the shareholders of the Corporation, including, without limitation, the Corporation’s 2006 Incentive Compensation Plan, provided that the total number of such shares so issuable does not exceed 6,592,755;

ii.	issuable upon the conversion or exercise of convertible or exercisable securities outstanding on September 20, 2006;

iii.	issuable upon exercise of the warrant to be issued to M.A.G. Capital, LLC (“MAG”) in consideration for the assignment by MAG to the Corporation of certain acquisition rights, as contemplated by that certain Subscription Agreement, dated September 20, 2006;

iv.	issuable upon exercise of the options granted pursuant to the 2006 Incentive Compensation Plan on or prior to September 20, 2006;

v.	issued upon conversion of the warrants granted to Ocean Park Advisors, LLC on or prior to the date hereof;

vi.	issuable pursuant to any equipment leasing arrangement or debt financing from a bank or similar institution approved by the Board of Directors; provided such financing is for non-equity financing purposes and does not exceed five percent (5%) of the then Outstanding Common; and

vii.	issued or deemed issued pursuant to Section f(x) below as a result of a decrease in the Conversion Price from the operation of this Section f(ix).

(x) Deemed Issuances of Common Stock. In the case of the issuance after the Original Issuance Date of securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (the “Common Stock Equivalents”), the following provisions shall apply for all purposes of Section (f)(ix) and this Section (f)(x):

(A) The aggregate maximum number of shares of Common Stock deliverable upon conversion, exchange or exercise (assuming the satisfaction of any conditions to convertibility, exchangeability or exercisability, including, without

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limitation, the passage of time, but without taking into account potential antidilution adjustments) of any Common Stock Equivalents and subsequent conversion, exchange or exercise thereof shall be deemed to have been issued at the time such securities were issued or such Common Stock Equivalents were issued.

(B) In the event of any change in the number of shares of Common Stock deliverable upon conversion, exchange or exercise of any Common Stock Equivalents including, but not limited to, a change resulting from the antidilution provisions thereof, the Conversion Price for the Series A Preferred Stock, to the extent in any way affected by or computed using such Common Stock Equivalents, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock upon the conversion, exchange or exercise of such Common Stock Equivalents.

(C) Upon the termination or expiration of the convertibility, exchangeability or exercisability of any Common Stock Equivalents, the Conversion Price for the Series A Preferred Stock, to the extent in any way affected by or computed using such Common Stock Equivalents, shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and Common Stock Equivalents that remain convertible, exchangeable or exercisable) actually issued upon the conversion, exchange or exercise of such Common Stock Equivalents.

(D) The number of shares of Common Stock deemed issued pursuant to Section (f)(x)(A) shall be appropriately adjusted to reflect any change, termination or expiration of the type described in either Section (f)(x)(B) or (f)(x)(C).

(xi) No Increased Conversion Price. Notwithstanding any other provisions of Section (f)(ix) or Section (f)(x), except to the limited extent provided for in Sections (f)(x)(B) and (f)(x)(C), no adjustment of the Conversion Price pursuant to Section (f)(ix) or Section (f)(x) shall have the effect of increasing the Conversion Price above the Conversion Price in effect immediately prior to such adjustment.

(xii) Reorganization, Mergers, Consolidations or Sales of Assets. If at any time or from time to time there shall be a capital reorganization of the Common Stock (other than a subdivision, combination, reclassification or exchange of shares provided for elsewhere in this paragraph (f)) or a merger or consolidation of the Corporation with or into another corporation, or the sale of all or substantially all of the Corporation’s properties and assets to any other person, then, as a part of such reorganization, merger, consolidation or sale, provision shall be made so that the holders of the Series A Preferred Stock shall thereafter be entitled to receive upon conversion of such Series A Preferred Stock, the number of shares of stock or other securities or property of the Corporation or of the successor corporation resulting from such merger or consolidation or sale, to which a holder of Common Stock deliverable upon conversion would have been entitled on such capital reorganization, merger, consolidation or sale. In any such case, appropriate adjustment shall be made in the application of the provisions of this paragraph (f) with respect to the rights of the holders of the Series A Preferred Stock after the reorganization, merger, consolidation or sale to the end that the provisions of this paragraph (f) (including adjustment of the Conversion Price then in effect and the number of shares

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purchasable upon conversion of the Series A Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

(xiii) No Dilution or Impairment. The Corporation shall not amend its Articles of Incorporation or participate in any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, for the purpose of avoiding or seeking to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, without the approval of a majority of the then outstanding Series A Preferred Stock.

(xiv) Certificate of Adjustment. In each case of an adjustment or readjustment of the Conversion Price or the number of shares of Common Stock or other securities issuable upon conversion of the Series A Preferred Stock, the Corporation shall compute such adjustment or readjustment in accordance herewith and the Corporation’s Chief Financial Officer shall prepare and sign a certificate showing such adjustment or readjustment, and shall mail such certificate by first class mail, postage prepaid, to each registered holder of the Series A Preferred Stock at the holder’s address as shown in the Corporation’s books. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based.

(xv) Notices of Record Date. In the event of (A) any taking by the Corporation of a record of the holders of any class or series of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution or (B) any reclassification or recapitalization of the capital stock of the Corporation, any merger or consolidation of the Corporation or any transfer of all or substantially all of the assets of the Corporation to any other corporation, entity or person, or any voluntary or involuntary dissolution, liquidation or winding up of the Corporation, the Corporation shall mail to each holder of Series A Preferred Stock at least 10 days prior to the record date specified therein, a notice specifying (1) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (2) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective and (3) the time, if any is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares, of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up.

(xvi) Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Series A Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to the product of such fraction multiplied by the fair market value of one share of the Corporation’s Common Stock on the date of conversion, as determined in good faith by the Board of Directors.

(xvii) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the

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conversion of all outstanding shares of Series A Preferred Stock, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series A Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

(xviii) Notices. Any notice required by the provisions of this paragraph (f) to be given to the holders of shares of Series A Preferred Stock shall be deemed given (A) if deposited in the United States mail, postage prepaid, or (B) if given by any other reliable or generally accepted means (including by facsimile or by a nationally recognized overnight courier service), in each case addressed to each holder of record at his address (or facsimile number) appearing on the books of the Corporation.

(xix) Payment of Taxes. The Corporation will pay all transfer taxes and other governmental charges that may be imposed in respect of the issue or delivery of shares of Common Stock upon conversion of shares of Series A Preferred Stock.

(g) No Reissuance of Preferred Stock. Any shares of Series A Preferred Stock acquired by the Corporation by reason of purchase, conversion or otherwise shall be canceled, retired and eliminated from the shares of Series A Preferred Stock that the Corporation shall be authorized to issue. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth in the Articles of Incorporation or in any certificate of designation creating a series of Preferred Stock or any similar stock or as otherwise required by law.

(h) Events of Default. An Event of Default shall include the commencement by the Corporation of a voluntary case or proceeding under applicable U.S. bankruptcy law or the Corporation’s failure to: (i) file the Registration Statement with the SEC by the later of (x) the date that is ninety (90) days from the Original Issuance Date or (y) the date that is five (5) business days following the date of receipt of the requisite of the approval by the stockholders of the Corporation of the increase in the number of authorized shares of Common Stock as contemplated by that certain Subscription Agreement, dated September 20, 2006 by and between the Corporation and the purchasers named therein; (ii) maintain the listing of the Common Stock on the OTC Bulletin Board, the NASDAQ Stock Market, the American Stock Exchange, or the New York Stock Exchange; or (iii) discharge or stay a bankruptcy proceeding within sixty (60)days of such action being taken against the Corporation. If an Event of Default occurs, the ratio at which the Series A Preferred Stock may be converted into shares of Common Stock shall be reduced to 85% of the Conversion Price. Notwithstanding the foregoing, nothing contained herein shall be deemed to limit the rights and remedies available to holders of the Series A Preferred Stock in the event of an Event of Default.

(i) Severability. If any right, preference or limitation of the Series A Preferred Stock set forth herein is invalid, unlawful or incapable of being enforced by reason of any rule, law or public policy, all other rights, preferences and limitations set forth herein that can be given effect without the invalid, unlawful or unenforceable right, preference or limitation shall nevertheless

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remain in full force and effect, and no right, preference or limitation herein shall be deemed dependent upon any other such right, preference or limitation unless so expressed herein.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Designations on September 20, 2006, and hereby certify under penalties of perjury that this Certificate of Designations is the act and deed of the Corporation, and that the statements therein are true.

/s/ W. Bruce Comer, III
W. Bruce Comer III,
Chief Executive Officer

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CERTIFICATE OF DESIGNATIONS

OF THE SERIES B CONVERTIBLE PREFERRED STOCK

OF

BIODIESEL DEVELOPMENT CORPORATION

a Delaware corporation

The undersigned, W. Bruce Comer III, does hereby certify that:

(i) He is the duly elected and acting Chief Executive Officer of Biodiesel Development Corporation, a Delaware corporation (the “Corporation”).

(ii) Pursuant to the authority conferred upon the Board of Directors of the Corporation (the “Board”) by the Corporation’s Certificate of Incorporation (the “Certificate”), the Board on September 20, 2006, adopted the following resolutions creating a series of Preferred Stock as follows:

WHEREAS, the Certificate provides for a class of shares known as Preferred Stock, issuable from time to time in one or more series; and

WHEREAS, the Board is authorized to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued shares of Preferred Stock, to fix the number of shares constituting any such series, and to determine the designation thereof, or any of any of them.

NOW, THEREFORE, BE IT RESOLVED, that the Board hereby fixes and determines the designations of, the number of shares constituting, and the rights, preferences, privileges and restrictions relating to, a new series of Preferred Stock as follows:

(a) Designation. The series of Preferred Stock is hereby designated Series B Convertible Preferred Stock (the “Series B Preferred Stock”).

(b) Authorized Shares. The number of authorized shares constituting the Series B Preferred Stock shall be 27,224 shares of such series.

(c) Dividends. Subject to the prior rights of holders of all classes of stock at the time outstanding having prior rights as to dividends, the holder of the Series B Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of any assets of the Corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors.

(d) Liquidation Preference.

(i) Preference upon Liquidation, Dissolution or Winding Up. In the event of any dissolution or winding up of the Corporation, whether voluntary or involuntary, holders of each outstanding share of Series B Preferred Stock shall be entitled to be paid, on a pro rata basis, first out of the assets of the Corporation available for distribution to shareholders, whether such assets are capital, surplus or earnings, an amount equal to the greater of (A) an amount equal to $100.00 (the “Series B Purchase Price”) per share of Series B Preferred Stock held (as adjusted for any stock splits, stock dividends or recapitalizations of the Series B Preferred Stock)

and any declared but unpaid dividends on such share, and (B) the amount such holders would be entitled to receive had such holders converted such shares of Series B Preferred Stock into shares of Common Stock in accordance with paragraph (f) hereof immediately prior to such distribution, (but disregarding for the purposes of the calculation of the number of shares of Common Stock into which such Series B Preferred Stock would be convertible the limitation set forth in paragraph (f)(i) hereof or any other limitation upon the number of shares of Common Stock which provides that a holder thereof may not beneficially own more than 9.99% of the Corporation’s then outstanding Common Stock), before any payment shall be made to the holders of the Common Stock, or any other stock of the Corporation ranking junior to the Series B Preferred Stock with regard to any distribution of assets upon liquidation, dissolution or winding up of the Corporation. The holders of the Series B Preferred Stock shall be entitled to share ratably, in accordance with the respective preferential amounts payable on such stock, in any distribution which is not sufficient to pay in full the aggregate of the amounts payable thereon. If, upon any liquidation, dissolution or winding up of the Corporation, the assets to be distributed to the holders of the Series B Preferred Stock shall be insufficient to permit payment to such shareholders of the full preferential amounts aforesaid, then all of the assets of the Corporation available for distribution to shareholders shall be distributed to the holders of Series B Preferred Stock, on a pro rata basis. Each holder of the Series B Preferred Stock shall be entitled to receive that portion of the assets available for distribution as the number of outstanding shares of Series B Preferred Stock held by such holder bears to the total number of shares of Series B Preferred Stock then outstanding. Such payment shall constitute payment in full to the holders of the Series B Preferred Stock upon the liquidation, dissolution or winding up of the Corporation. After such payment shall have been made in full, or funds necessary for such payment shall have been set aside by the Corporation in trust for the account of the holders of Series B Preferred Stock, so as to be available for such payment, such holders of Series B Preferred Stock shall be entitled to no further participation in the distribution of the assets of the Corporation.

(ii) Consolidation, Merger and Other Corporate Events. A consolidation or merger of the Corporation (except into or with a subsidiary corporation) or a sale, lease, mortgage, pledge, exchange, transfer or other disposition of all or substantially all of the assets of the Corporation or any reclassification of the stock of the Corporation (other than a change in par value or from no par to par, or from par to no par or as the result of an event described in subsections (iv) through (vii) of paragraph (f)), shall be regarded as a liquidation, dissolution or winding up of the affairs of the Corporation within the meaning of this paragraph (d). In no event shall the issuance of new classes of stock, whether senior, junior or on a parity with the Series B Preferred Stock, be deemed a “reclassification” under or otherwise limited by the terms hereof.

(iii) Distribution of Cash and Other Assets. In the event of a liquidation, dissolution or winding up of the Corporation resulting in the availability of assets other than cash for distribution to the holders of the Series B Preferred Stock, the holders of the Series B Preferred Stock shall be entitled to a distribution of cash and/or assets equal to the value of the liquidation preference stated in subsection (i) of this paragraph (d), which valuation shall be made solely by the Board of Directors, and provided that such Board of Directors was acting in good faith, shall be conclusive.

(iv) Distribution to Junior Security Holders. After the payment or distribution to the holders of the Series B Preferred Stock of the full preferential amounts aforesaid, the holders of the Common Stock then outstanding, or any other stock of the Corporation ranking as to assets upon liquidation, dissolution or winding up of the Corporation junior to the Series B Preferred Stock, shall be entitled to receive ratably all of the remaining assets of the Corporation.

(v) Preference; Priority. References to a stock that is “senior” to, on a “parity” with or “junior” to other stock as to liquidation shall refer, respectively, to rights of priority of one series or class of stock over another in the distribution of assets on any liquidation, dissolution or winding up of the Corporation. The Series B Preferred Stock shall be senior to the Common Stock of the Corporation, all other series of Preferred Stock of the Corporation and any other capital stock of the Corporation now or hereafter authorized.

(e) Voting Rights.

(i) Except as provided herein or as otherwise required by law, the holder of shares of Series B Preferred Stock shall not have the right to vote on matters that come before the shareholders.

(ii) The Corporation shall not, without first obtaining the approval of the holders of a majority of the then outstanding shares of Series B Preferred Stock:

(A) alter or change the rights, preferences or privileges of the shares of Series B Preferred Stock so as to affect adversely the shares of such series, by way of merger or otherwise; or

(B) increase or decrease (other than by conversion or in accordance with this Certificate of Designation) the total number of authorized shares of Series B Preferred Stock.

(f) Conversion Rights. The holders of Series B Preferred Stock will have the following conversion rights:

(i) Right to Convert. Subject to and in compliance with the provisions of this paragraph (f), any issued and outstanding shares of Series B Preferred Stock may, at the option of the holder, be converted at any time or from time to time into fully paid and nonassessable shares of Common Stock at the conversion rate in effect at the time of conversion, determined as provided herein; provided, that a holder of Series B Preferred Stock may at any given time convert only up to that number of shares of Series B Preferred Stock so that, upon conversion, the aggregate beneficial ownership of the Corporation’s Common Stock (calculated pursuant to Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of such holder and all persons affiliated with such holder is not more than 9.99% of the Corporation’s Common Stock then outstanding.

(ii) Mechanics of Conversion. Before any holder of Series B Preferred Stock shall be entitled to convert the same into shares of Common Stock, he shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Common Stock, and shall give written notice to the Corporation at such office that he elects to convert the same and shall state therein the number of shares of Series B Preferred Stock being converted. Thereupon, the Corporation shall promptly issue and deliver at such office to such holder of Series B Preferred Stock a certificate or certificates for the number of shares of Common Stock to which he shall be entitled. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series B Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

(iii) Conversion Price. The number of shares into which one share of Series B Preferred Stock shall be convertible shall be determined by dividing the Series B Purchase Price by the then existing Conversion Price (as set forth below), which shall be subject to adjustment from time to time in certain instances, as provided below in this paragraph (f)(iii) (the “Conversion Ratio”). The “Conversion Price” per share for the Series B Preferred Stock shall be equal to $1.00 per share, subject to adjustment as provided herein.

(iv) Adjustment for Stock Splits and Combinations. If the Corporation shall at any time, or from time to time after the effective date of the merger of Diametrics Medical, Inc. with and into the Corporation (the “Original Issuance Date”), effect a subdivision of the outstanding Common Stock, the Conversion Price in effect immediately prior thereto shall be proportionately decreased, and conversely, if the Corporation shall at any time or from time to time after the Original Issuance Date combine the outstanding shares of Common Stock, the Conversion Price then in effect immediately before the combination shall be proportionately increased. Any adjustment under this paragraph (f)(iv) shall become effective at the close of business on the date the subdivision or combination becomes effective.

(v) Adjustment for Certain Dividends and Distributions. In the event the Corporation at any time, or from time to time after the Original Issuance Date, shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the Conversion Price for the Series B Preferred Stock then in effect shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Conversion Price for such Series B Preferred Stock then in effect by a fraction:

(A) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

(B) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution;

provided, however, if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price for the Series B Preferred Stock shall be recomputed accordingly as of the close of business on such record date and thereafter, the Conversion Price for the Series B Preferred Stock shall be adjusted pursuant to this paragraph (f)(v) as of the time of actual payment of such dividends or distributions.

(vi) Adjustments for Other Dividends and Distributions. In the event the Corporation at any time or from time to time after the Original Issuance Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock, then and in each such event provision shall be made so that the holders of such Series B Preferred Stock shall receive upon conversion thereof in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Corporation that they would have received had their Series B Preferred Stock been converted into Common Stock on the date of such event and had thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period giving application to all adjustments called for during such period under this paragraph (f) with respect to the rights of the holders of the Series B Preferred Stock.

(vii) Adjustment for Reclassification Exchange or Substitution. If the Common Stock issuable upon the conversion of the Series B Preferred Stock shall be changed at any time, or from time to time after the Original Issuance Date, into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend provided for above, or a reorganization, merger, consolidation or sale of assets provided for elsewhere in this paragraph (f)), then and in each such event the holder of each share of Series B Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification or other change, by holders of the number of shares of Common Stock into which such shares of Series B Preferred Stock might have been converted immediately prior to such reorganization, reclassification, or change, all subject to further adjustment as provided herein.

(viii) Reorganization, Mergers, Consolidations or Sales of Assets. If at any time, or from time to time after the Original Issuance Date, there shall be a capital reorganization of the Common Stock (other than a subdivision, combination, reclassification or exchange of shares provided for elsewhere in this paragraph (f)) or a merger or consolidation of the Corporation with or into another corporation, or the sale of all or substantially all of the Corporation’s properties and assets to any other person, then, as a part of such reorganization, merger, consolidation or sale, provision shall be made so that the holders of the Series B Preferred Stock shall thereafter be entitled to receive upon conversion of such Series B Preferred Stock, the number of shares of stock or other securities or property of the Corporation or of the successor corporation resulting from such merger or consolidation or sale, to which a holder of Common Stock deliverable upon conversion would have been entitled on such capital reorganization, merger, consolidation or sale. In any such case, appropriate adjustment shall be made in the application of the provisions of this paragraph (f) with respect to the rights of the holders of the Series B Preferred Stock after the reorganization, merger, consolidation or sale to the end that the provisions of this paragraph (f) (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of the Series B Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

(ix) Certificate of Adjustment. In each case of an adjustment or readjustment of the Conversion Price for the number of shares of Common Stock or other securities issuable upon conversion of the Series B Preferred Stock, the Corporation shall compute such adjustment or readjustment in accordance herewith and the Corporation’s Chief Financial Officer shall prepare and sign a certificate showing such adjustment or readjustment, and shall mail such certificate by first class mail, postage prepaid, to each registered holder of the Series B Preferred Stock at the holder’s address as shown in the Corporation’s books. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based.

(x) Notices of Record Date. In the event of (A) any taking by the Corporation of a record of the holders of any class or series of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution or (B) any reclassification or recapitalization of the capital stock of the Corporation, any merger or consolidation of the Corporation or any transfer of all or substantially all of the assets of the Corporation to any other corporation, entity or person, or any voluntary or involuntary dissolution, liquidation or winding up of the Corporation, the Corporation shall mail to each holder of Series B Preferred Stock at least 10 days prior to the record date specified therein, a notice specifying (1) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (2) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective and (3) the time, if any is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares, of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up.

(xi) Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Series B Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to the product of such fraction multiplied by the fair market value of one share of the Corporation’s Common Stock on the date of conversion, as determined in good faith by the Board of Directors.

(xii) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series B Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series B Preferred Stock, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series B Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

(xiii) Notices. Any notice required by the provisions of this paragraph (f) to be given to the holders of shares of Series B Preferred Stock shall be deemed given (A) if deposited in the United States mail, postage prepaid, or (B) if given by any other reliable or generally accepted means (including by facsimile or by a nationally recognized overnight courier service), in each case addressed to each holder of record at his address (or facsimile number) appearing on the books of the Corporation.

(xiv) Payment of Taxes. The Corporation will pay all transfer taxes and other governmental charges that may be imposed in respect of the issue or delivery of shares of Common Stock upon conversion of shares of Series B Preferred Stock.

(g) No Reissuance of Preferred Stock. Any shares of Series B Preferred Stock acquired by the Corporation by reason of purchase, conversion or otherwise shall be canceled, retired and eliminated from the shares of Series B Preferred Stock that the Corporation shall be authorized to issue. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth in the Articles of Incorporation or in any certificate of designation creating a series of Preferred Stock or any similar stock or as otherwise required by law.

(h) Severability. If any right, preference or limitation of the Series B Preferred Stock set forth herein is invalid, unlawful or incapable of being enforced by reason of any rule, law or public policy, all other rights, preferences and limitations set forth herein that can be given effect without the invalid, unlawful or unenforceable right, preference or limitation shall nevertheless remain in full force and effect, and no right, preference or limitation herein shall be deemed dependent upon any other such right, preference or limitation unless so expressed herein.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Designations on September 20, 2006, and hereby certify under penalties of perjury that the Certificate of Designation is the act and deed of the Corporation, and that the statements therein are true.

/s/ W. Bruce Comer, III
W. Bruce Comer III,
Chief Executive Officer

BYLAWS

OF

BIODIESEL DEVELOPMENT CORPORATION

-i-

-ii-

BYLAWS

OF

BIODIESEL DEVELOPMENT CORPORATION

ARTICLE I

Stockholders Meetings

Section 1.1 Annual Meetings.

(a) An annual meeting of stockholders shall be held for the election of directors and the transaction of such other business as may properly be brought before the meeting in accordance with these Bylaws at such date, time and place, if any, as may be fixed by resolution of the Board of Directors of the Corporation from time to time. The Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any place, but shall be held solely by means of remote communication, subject to such guidelines and procedures as the Board of Directors may adopt, as permitted by applicable law. Subject to paragraph (b) of this Section 1.1, any other proper business may be transacted at an annual meeting.

(b) Only such business shall be conducted at an annual meeting of stockholders as shall have been properly brought before the meeting. For business to be properly brought before the meeting, it must be: (i) authorized by the Board of Directors and specified in the notice, or a supplemental notice, of the meeting, (ii) otherwise brought before the meeting by or at the direction of the Board of Directors or the chairman of the meeting, or (iii) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given written notice thereof to the Secretary of the Corporation, delivered or mailed to and received at the principal executive offices of the Corporation not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or the annual meeting is called for a date that is not within 30 days from the anniversary date of the preceding year’s annual meeting date, written notice by a stockholder in order to be timely must be received not later than the close of business on the tenth day following the day on which the first public disclosure of the date of the annual meeting was made. Delivery shall be by hand or by certified or registered mail, return receipt requested. In no event shall the public disclosure of an adjournment of an annual meeting commence a new time period for the giving of stockholder’s notice as described above. A stockholder’s notice to the Secretary shall set forth as to each item of business the stockholder proposes to bring before the meeting: (1) a description of such item and the reasons for conducting such business at the meeting, (2) the name and address, as they appear on the Corporation’s records, of the stockholder proposing such business, (3) a representation that the stockholder is a holder of record of shares of stock of the Corporation entitled to vote with respect to such business and intends to appear in person or by proxy at the meeting to move the consideration of such business, (4) the class and number of shares of stock of the Corporation which are beneficially owned by the stockholder (for purposes of the regulations under Sections 13 and 14 of the Securities Exchange Act of 1934, as amended), and (5) a description of all arrangements or understandings between such stockholder and any other person or persons

(including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business. No business shall be conducted at any annual meeting except in accordance with the procedures set forth in this paragraph (b). The chairman of the meeting at which any business is proposed by a stockholder shall, if the facts warrant, determine and declare to the meeting that such business was not properly brought before the meeting in accordance with the provisions of this paragraph (b), and, in such event, the business not properly before the meeting shall not be transacted.

Section 1.2 Special Meetings. Special meetings of stockholders for any purpose or purposes may be called at any time only by the Chairman of the Board, if any, or pursuant to a resolution approved by a majority of the whole Board of Directors or by a committee of the Board of Directors authorized to call such meetings and by no other person. The Board of Directors may, in its sole discretion, determine that the special meeting shall not be held at any place, but shall be held solely by means of remote communication, subject to such guidelines and procedures as the Board of Directors may adopt, as permitted by applicable law. The business transacted at a special meeting of stockholders shall be limited solely to matters relating to the purpose or purposes stated in the Corporation’s notice of meeting.

Section 1.3 Notice of Meetings. A written notice of each annual or special meeting of stockholders shall be given stating the place, if any, date and time of the meeting, the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, the Certificate of Incorporation or these Bylaws, such notice of meeting shall be given not less than ten nor more than 60 days before the date of the meeting to each stockholder of record entitled to vote at such meeting, personally, by mail or, to the extent and in the manner permitted by applicable law, electronically. If mailed, such notice shall be deemed to be given when deposited in the mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation.

Section 1.4 Adjournments. Any annual or special meeting of stockholders may be adjourned from time to time to reconvene at the same or some other place, if any, and notice need not be given of any such adjourned meeting if the date, time and place, if any, thereof and the means of remote communication, if any, by which stockholders and proxyholders may be deemed present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At the adjourned meeting any business may be transacted which might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting in accordance with Section 1.3.

Section 1.5 Quorum. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the presence in person or by proxy of the holders of stock having a majority of the votes which could be cast by the holders of all outstanding stock entitled to vote at the meeting shall constitute a quorum at each meeting of stockholders. In the absence of a quorum, the stockholders so present may, by the affirmative vote of the holders of stock having a majority of the votes which could be cast by all such holders, adjourn the meeting from time to time in the manner provided in Section 1.4 of these Bylaws until a quorum is present. If a quorum is present when a meeting is convened, the subsequent withdrawal of stockholders, even though less than a quorum remains, shall not affect the ability of the remaining stockholders lawfully to transact business.

Section 1.6 Conduct; Remote Communication. (a) Meetings of stockholders shall be presided over by the Chairman of the Board, if any, or if there is none or in his or her absence, by the Chief Executive Officer, or in his or her absence, by a chairman designated by the Board of Directors, or in the absence of such designation by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his or her absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

(b) If authorized by the Board of Directors in accordance with these Bylaws and applicable law, stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communication, (1) participate in a meeting of stockholders and (2) be deemed present in person and vote at a meeting of stockholders, whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (i) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder, (ii) the Corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (iii) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

Section 1.7 Voting.

(a) Except as otherwise provided by the Certificate of Incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of stock held by such stockholder which has voting power on the matter in question.

(b) Voting at meetings of stockholders need not be by written ballot and need not be conducted by inspectors of election unless so required by Section 1.9 of these Bylaws or so determined by the holders of stock having a majority of the votes which could be cast by the holders of all outstanding stock entitled to vote which are present in person or by proxy at such meeting. Unless otherwise provided in the Certificate of Incorporation, directors shall be elected by a plurality of the votes cast in the election of directors. Each other question shall, unless otherwise provided by law, the Certificate of Incorporation or these Bylaws, be decided by the vote of the holders of stock having a majority of the votes which could be cast by the holders of all stock entitled to vote on such question which are present in person or by proxy at the meeting.

(c) Stock of the Corporation standing in the name of another corporation and entitled to vote may be voted by such officer, agent or proxy as the Bylaws or other internal regulations of such other corporation may prescribe or, in the absence of such provision, as the board of directors or comparable body of such other corporation may determine.

(d) Stock of the Corporation standing in the name of a deceased person, a minor, an incompetent or a debtor in a case under Title 11, United States Code, and entitled to vote may be voted by an administrator, executor, guardian, conservator, debtor-in-possession or trustee, as the case may be, either in person or by proxy, without transfer of such shares into the name of the official or other person so voting.

(e) A stockholder whose voting stock of the Corporation is pledged shall be entitled to vote such stock unless on the transfer records of the Corporation the pledgor has expressly empowered the pledgee to vote such shares, in which case only the pledgee, or such pledgee’s proxy, may represent such shares and vote thereon.

(f) If voting stock is held of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety or otherwise, or if two or more persons have the same fiduciary relationship respecting the same shares, unless the Secretary is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect: (i) if only one votes, such act binds all; (ii) if more than one vote, the act of the majority so voting binds all; and (iii) if more than one votes, but the vote is evenly split on any particular matter each faction may vote such stock proportionally, or any person voting the shares, or a beneficiary, if any, may apply to the Court of Chancery of the State of Delaware or such other court as may have jurisdiction to appoint an additional person to act with the persons so voting the stock, which shall then be voted as determined by a majority of such persons and the person appointed by the Court. If the instrument so filed shows that any such tenancy is held in unequal interests, a majority or even split for the purpose of this subsection shall be a majority or even split in interest.

(g) Stock of the Corporation belonging to the Corporation, or to another corporation a majority of the shares entitled to vote in the election of directors of which are held by the Corporation, shall not be voted at any meeting of stockholders and shall not be counted in the total number of outstanding shares for the purpose of determining whether a quorum is present. Nothing in this Section 1.7 shall limit the right of the Corporation to vote shares of stock of the Corporation held by it in a fiduciary capacity.

Section 1.8 Proxies.

(a) Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy filed with the Secretary before or at the time of the meeting. No such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing with the Secretary an instrument in writing revoking the proxy or another duly executed proxy bearing a later date.

(b) A stockholder may authorize another person or persons to act for such stockholder as proxy (i) by executing a writing authorizing such person or persons to act as such, which execution may be accomplished by such stockholder or such stockholder’s authorized officer, director, partner, employee or agent (or, if the stock is held in a trust or estate, by a trustee, executor or administrator thereof) signing such writing or causing his or her signature to be affixed to such writing by any reasonable means, including, but not limited to, facsimile signature, or (ii) by transmitting or authorizing the transmission of a telegram, cablegram or other means of electronic transmission (a “Transmission”) to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such Transmission; provided that any such Transmission must either set forth or be submitted with information from which it can be determined that such Transmission was authorized by such stockholder.

(c) Any inspector or inspectors appointed pursuant to Section 1.9 of these Bylaws shall examine Transmissions to determine if they are valid. If no inspector or inspectors are so appointed, the Secretary or such other person or persons as shall be appointed from time to time by the Board of Directors shall examine Transmissions to determine if they are valid. If it is determined that a Transmission is valid, the person or persons making that determination shall specify the information upon which such person or persons relied. Any copy, facsimile telecommunication or other reliable reproduction of such a writing or Transmission may be substituted or used in lieu of the original writing or Transmission for any and all purposes for which the original writing or Transmission could be used; provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or Transmission.

Section 1.9 Voting Procedures and Inspectors of Elections.

(a) If the Corporation has a class of voting stock that is (i) listed on a national securities exchange, (ii) authorized for quotation on an interdealer quotation system of a registered national securities association or (iii) held of record by more than 2,000 stockholders, the Board of Directors shall, in advance of any meeting of stockholders, appoint one or more inspectors (individually an “Inspector,” and collectively the “Inspectors”) to act at such meeting and make a written report thereof. The Board of Directors may designate one or more persons as alternate Inspectors to replace any Inspector who shall fail to act. If no Inspector or alternate is able to act at such meeting, the chairman of the meeting shall appoint one or more other persons to act as Inspectors. Each Inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of Inspector with strict impartiality and according to the best of his or her ability.

(b) The Inspectors shall (i) ascertain the number of shares of stock of the Corporation outstanding and the voting power of each, (ii) determine the number of shares of stock of the Corporation present in person or by proxy at such meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period of time a record of the disposition of any challenges made to any determination by the Inspectors and (v) certify their determination of the number of such shares present in person or by proxy at such meeting and their count of all votes and ballots. The Inspectors may appoint or retain other persons or entities to assist them in the performance of their duties.

(c) The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at such meeting. No ballots, proxies or votes, nor any revocations thereof or changes thereto, shall be accepted by the Inspectors after the closing of the polls unless the Court of Chancery of the State of Delaware upon application by any stockholder shall determine otherwise.

(d) In determining the validity and counting of proxies and ballots, the Inspectors shall be limited to an examination of the proxies, any envelopes submitted with such proxies, any information referred to in paragraphs (b) and (c) of Section 1.8 of these Bylaws, ballots and the regular books and records of the Corporation, except that the Inspectors may consider other reliable information for the limited purpose of reconciling proxies and ballots submitted by or on behalf of banks, brokers, their nominees or similar persons which represent more votes than the holder of a proxy is authorized by a stockholder of record to cast or more votes than such stockholder holds of record. If the Inspectors consider other reliable information for the limited purpose permitted herein, the Inspectors, at the time they make their certification pursuant to paragraph (b) of this Section 1.9, shall specify the precise information considered by them, including the person or persons from whom such information was obtained, when and the means by which such information was obtained and the basis for the Inspectors’ belief that such information is accurate and reliable.

Section 1.10 Fixing Date of Determination of Stockholders of Record.

(a) In order that the Corporation may determine the stockholders entitled (i) to notice of or to vote at any meeting of stockholders or any adjournment thereof, (ii) to receive payment of any dividend or other distribution or allotment of any rights, (iii) to exercise any rights in respect of any change, conversion or exchange of stock or (iv) to take, receive or participate in any other action, the Board of Directors may fix a record date, which shall not be earlier than the date upon which the resolution fixing the record date is adopted by the Board of Directors and which (1) in the case of a determination of stockholders entitled to notice of or to vote at any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, be not more than 60 nor less than ten days before the date of such meeting; and (2) in the case of any other action, shall be not more than 60 days before such action.

(b) If no record date is fixed, (i) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and (ii) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

(c) A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting, but the Board of Directors may fix a new record date for the adjourned meeting.

Section 1.11 List of Stockholders Entitled to Vote. The Secretary shall prepare, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least ten days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, the list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, the list shall be open to the examination of any stockholder during the whole time thereof on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list of stockholders or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

ARTICLE II

Board of Directors

Section 2.1 Number. Subject to the rights of the holders of preferred stock of the Corporation or any series thereof to elect additional directors under specific circumstances, the number of directors which shall constitute the whole Board of Directors of the Corporation shall be the number from time to time fixed by the Board of Directors.

Section 2.2 Election; Resignation; Vacancies.

(a) At each annual meeting at which the term of office of a class of directors expires, the stockholders shall elect directors of such class each to hold office until the annual meeting at which the terms of office of such class of directors expire and the election and qualification of his or her successor, or until his or her earlier death, resignation or removal.

(b) Only persons who are nominated in accordance with the procedures set forth in this paragraph (b) shall be eligible for election as directors of the Corporation. Nominations of persons for election to the Board of Directors may be made at a meeting of stockholders by the Board of Directors or by any stockholder of the Corporation entitled to vote in the election of directors at the meeting who complies with the notice procedures set forth in this paragraph (b). Any nomination by a stockholder must be made by written notice to the Secretary delivered or mailed to and received at the principal executive offices of the Corporation: (i) with respect to an election to be held at an annual meeting of stockholders, not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or the annual meeting is called for a date that is not within 30 days from the anniversary date of the preceding year’s annual meeting date, written notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which public disclosure of the date of the annual meeting was made, and (ii) with respect to an election to be held at a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the tenth day following the day on which the first public disclosure of the date of the special meeting was made. Delivery shall be by hand, or by certified or registered mail, return receipt requested. In no event shall the public announcement of an adjournment of any annual or special meeting commence a new time period for giving of a stockholder notice as described above. A stockholder’s notice to the Secretary shall set forth (x) as to each person whom the stockholder proposes to nominate for election or re-election as a director: (1) the name, age, business address and residence address of such person, (2) the principal occupation or employment of such person, (3) the class and number of shares of stock of the Corporation which are beneficially owned by such person (for the purposes of the regulations under Sections 13 and 14 of the Securities Exchange Act of 1934,

as amended), (4) any other information relating to such person that would be required to be disclosed in solicitations of proxies for the election of such person as a director of the Corporation pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, had the nominee been nominated by the Board of Directors, and (5) such person’s written consent to being named in any proxy statement as a nominee and to serving as a director if elected; and (y) as to the stockholder giving notice: (1) the name and address, as they appear on the Corporation’s records, of such stockholder, (2) the class and number of shares of stock of the Corporation which are beneficially owned by such stockholder (determined as provided in clause (x)(3) above), (3) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote on the election of directors at such meeting and that such stockholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, and (4) a description of all agreements, arrangements or understandings between the stockholder and each nominee of the stockholder and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder. At the request of the Board of Directors any person nominated by the Board of Directors for election as a director shall furnish to the Secretary that information required to be set forth in a stockholder’s notice of nomination which pertains to the nominee. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation. The chairman of the meeting at which a stockholder nomination is presented shall, if the facts warrant, determine and declare to the meeting that such nomination was not made in accordance with the procedures prescribed by this paragraph (b), and, in such event, the defective nomination shall be disregarded.

(c) Any director may resign at any time by giving written notice to the Chairman of the Board, if any, the Chief Executive Officer or the Secretary. Unless otherwise stated in a notice of resignation, it shall take effect when received by the officer to whom it is directed, without any need for its acceptance.

(d) Any newly created directorship or any vacancy occurring in the Board of Directors for any reason may be filled by a majority of the remaining directors (excluding any director elected by any class or series of preferred stock), although less than a quorum, or by a plurality of the votes cast in the election of directors at a meeting of stockholders. Each director elected to replace a former director shall hold office until the expiration of the term of office of the director whom he or she has replaced and the election and qualification of his or her successor, or until his or her earlier death, resignation or removal. A director elected to fill a newly created directorship shall serve until the annual meeting at which the terms of office of the class of directors to which he or she is assigned expire and the election and qualification of his or her successor, or until his or her earlier death, resignation or removal.

Section 2.3 Regular Meetings. Unless otherwise determined by the Board of Directors, a regular annual meeting of the Board of Directors shall be held, without call or notice, immediately after and, if the annual meeting of stockholders is held at a place, at the same place as the annual meeting of stockholders, for the purpose of organizing the Board of Directors, electing officers and transacting any other business that may properly come before such meeting. Additional regular meetings of the Board of Directors may be held without call or notice at such times as shall be fixed by resolution of the Board of Directors.

Section 2.4 Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, if any, the Chief Executive Officer, the Secretary or by any member of the Board of Directors. Notice of a special meeting of the Board of Directors shall be given by the person or persons calling the meeting at least twenty-four hours before the special meeting, which notice shall be in writing. The purpose or purposes of a special meeting need not be stated in the call or notice.

Section 2.5 Organization. Meetings of the Board of Directors shall be presided over by the Chairman of the Board, if any, or if there is none or in his or her absence, by Chief Executive Officer, or in his or her absence, by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his or her absence the chairman of the meeting may appoint any person to act as secretary of the meeting. A majority of the directors present at a meeting, whether or not they constitute a quorum, may adjourn such meeting to any other date, time or place without notice other than announcement at the meeting.

Section 2.6 Quorum; Vote Required for Action. At all meetings of the Board of Directors a majority of the whole Board of Directors shall constitute a quorum for the transaction of business. Unless the Certificate of Incorporation or these Bylaws otherwise provide, the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 2.7 Telephonic Meetings. Directors, or any committee of directors designated by the Board of Directors, may participate in a meeting of the Board of Directors or such committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 2.7 shall constitute presence in person at such meeting.

Section 2.8 Informal Action by Directors. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing (which may be in counterparts) or by electronic transmission, and the written consent or consents or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or such committee. Such filing shall be made in paper form if the minutes of the Corporation are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 2.9 Reliance upon Records. Every director, and every member of any committee of the Board of Directors, shall, in the performance of his or her duties, be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board of Directors, or by any other person as to matters the director or member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation, including, but not limited to, such records, information, opinions, reports or statements as to the value and amount of the assets, liabilities and/or net profits of the Corporation, or any other facts pertinent to the existence and amount of surplus or other funds from which dividends might properly be declared and paid, or with which the Corporation’s capital stock might properly be purchased or redeemed.

Section 2.10 Interested Directors. A director who is directly or indirectly a party to a contract or transaction with the Corporation, or is a director or officer of or has a financial interest in any other corporation, partnership, association or other organization which is a party to a contract or transaction with the Corporation, may be counted in determining whether a quorum is present at any meeting of the Board of Directors or a committee thereof at which such contract or transaction is considered or authorized, and such director may participate in such meeting and vote on such authorization to the extent permitted by applicable law, including Section 144 of the General Corporation Law of the State of Delaware.

Section 2.11 Compensation. Unless otherwise restricted by the Certificate of Incorporation, the Board of Directors shall have the authority to fix the compensation of directors. The directors shall be paid their reasonable expenses, if any, of attendance at each meeting of the Board of Directors or a committee thereof and may be paid a fixed sum for attendance at each such meeting and an annual retainer or salary for services as a director or committee member. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

ARTICLE III

COMMITTEES

Section 3.1 Establishment of Committees. The Board of Directors shall create an audit committee and a compensation and nominating committee, and may create such other committees as the board, from time to time, deems desirable. Each committee shall be comprised solely of directors of the Corporation and, to the extent provided in the resolutions creating the committees or in these Bylaws, shall have the powers of the Board of Directors in the management of the business and affairs of the Corporation.

Section 3.2 Audit Committee. The audit committee shall consist solely of directors who are independent of management and free from any relationships that, in the opinion of the Board of Directors, would interfere with their exercise of independent judgment as a committee member.

The audit committee shall assist the Board of Directors in fulfilling its responsibilities for the Corporation’s accounting and financial reporting practices and provide a channel of communication between the Board of Directors and the Corporation’s independent auditors.

To accomplish the above purposes, the audit committee shall:

(a) Review with the independent auditors the scope of their annual and interim examinations, placing particular attention where either the committee or the auditors believe such attention should be directed, and to direct the auditors to expand (but not to limit) the scope of their audit whenever such action is, in the opinion of the committee, necessary or desirable. The independent auditors shall have sole authority to determine the scope of the audit which they deem necessary for the formation of an opinion on financial statements;

(b) Consult with the auditors during any annual or interim audit on any situation which the auditors deem advisable for resolution prior to the completion of their examination;

(c) Meet with the auditors to appraise the effectiveness of the audit effort. Such appraisal shall include a discussion of the overall approach to and the scope of the examination, with particular attention on those areas on which either the committee or the auditors believe emphasis is necessary or desirable;

(d) Determine through discussions with the auditors and otherwise, that no restrictions were placed by management on the scope of the examination or its implementation;

(e) Inquire into the effectiveness of the Corporation’s accounting and internal control functions through discussions with the auditors and appropriate officers of the Corporation and exercise supervision of the Corporation’s policies which prohibit improper or illegal payments;

(f) Review with the auditors and management any registration statement which shall be filed by the Corporation in connection with the public offering of securities and such other public financial reports as the committee or the Board of Directors shall deem desirable;

(g) Report to the Board of Directors on the results of the committee’s activities and recommend to the Board of Directors any changes in the appointment of independent auditors which the committee may deem to be in the best interests of the Corporation and its stockholders;; and

(h) Have such other powers and perform such other duties as the Board of Directors shall, from time to time, grant and assign to it.

Section 3.3 Compensation and Nominating Committee. The compensation and nominating committee shall consist solely of directors who are independent of management, as defined in Section 3.2.

(a) The committee shall (1) determine the compensation of officers, other than the chairman of the board and chief executive officer and advise the Board of Directors of such determination, (2) exercise the authority of the Board of Directors concerning employee benefit plans, including those plans which are limited in their application to officers and senior management, (3) make recommendations to the Board of Directors concerning the compensation of the chairman of the board and chief executive officer, and (4) advise the Board of Directors and the chairman of the board and chief executive officer on other compensation and employee benefit matters.

(b) In addition, the committee shall assist and advise the Board of Directors in connection with board membership and board committee structure and membership. To accomplish these purposes, the committee shall:

(1) Develop general criteria for use in selecting potential new board members and assist the Board of Directors in identifying and attracting qualified candidates for election to the board;

(2) Recommend to the Board of Directors annually a slate of nominees to be proposed by the Board of Directors to the stockholders as nominees for election as directors and, from time to time, recommend persons to fill any vacancy on the Board of Directors;

(3) Recommend to the Board of Directors any changes in number, authority and duties of board committees and the chairmen and members who should serve thereon;

(4) In the event of the death, incapacity, resignation or other absence (temporary or permanent) of the chairman of the board and chief executive officer, the committee shall confer and recommend for election by the full Board of Directors an acting or successor chairman of the board and chief executive officer; and

(5) Make recommendations to the Board of Directors concerning compensation payable for board membership, as well as other benefits available to board members.

The compensation and nominating committee shall have such other powers and perform such other duties as the Board of Directors shall, from time to time, grant and assign to it.

Section 3.4 Committee Rules. Except as set forth below, and unless the Board of Directors otherwise provides, each committee designated by the Board of Directors may make, alter and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to this Article II of these Bylaws.

(a) Any power or authority granted to a committee by these Bylaws may also be exercised by the Board of Directors.

(b) Each member of a committee shall hold office until the next regular annual meeting of the Board of Directors following his designation and until his successor is designated as a member of a committee, or until the committee is dissolved by a majority of the whole Board of Directors or the member is removed as hereinafter provided.

(c) Meetings of a committee may be called by the Chairman of the Board, if any, the Chief Executive Officer, the Secretary or by any member of the committee. Notice of a meeting of the committee shall be given by the person or persons calling the meeting at least twenty-four hours before the meeting, which notice shall be in writing (including by electronic transmission such as fax or email). The purpose or purposes of a meeting need not be stated in the call or notice.

(d) The lesser of a majority of the members or two members of a committee shall constitute a quorum for the transaction of business at any meeting thereof and action of a committee must be authorized by the affirmative vote of a majority of the members present at a meeting at which a quorum is present.

(e) Any action that may be taken by a committee at a meeting may be taken without a meeting if a consent in writing, setting forth the action to be taken, shall be signed by all the members of a committee and filed with the minutes of the committee, which action shall be effective as of the date stated in such consent.

(f) Any vacancy on a committee may be filled by a resolution adopted by a majority of the Board of Directors.

(g) Any member of a committee may be removed at any time with or without cause by resolution adopted by a majority of the Board of Directors.

(h) The chairman of each committee of the Board of Directors shall be appointed from among the members of such committee by the Board of Directors. The chairman of the committee shall, if present, preside at all meetings of a committee. Each committee shall keep regular minutes of its proceedings and report its proceedings at the next meeting of the Board of Directors.

(i) The Chief Executive Officer shall act in an advisory capacity to all committees but shall not have the right to attend all meetings of committees. The Chief Executive Officer’s attendance at committee meeting shall be decided by the chairman of the committee and shall be in accordance with applicable law.

ARTICLE IV

Officers

Section 4.1 Executive Officers; Election; Qualification; Term of Office. The Board of Directors shall elect a Chief Executive Officer, a President, a Chief Financial Officer and a Secretary. The Board of Directors may, if it so determines, elect a Chairman of the Board from among its members, one or more Vice Presidents (including Executive Vice Presidents and Senior Vice Presidents), one or more Assistant Secretaries, a Chief Operating Officer, a Treasurer and one or more Assistant Treasurers. Any number of offices may be held by the same person. Each officer shall hold office until the first meeting of the Board of Directors after the annual meeting of stockholders next succeeding his or her election, and until his or her successor is elected and qualified or until his or her earlier death, resignation or removal.

Section 4.2 Resignation; Removal; Vacancies. Any officer may resign at any time by giving written notice to the Chairman of the Board, if any, the Chief Executive Officer or the Secretary. Unless otherwise stated in a notice of resignation, it shall take effect when received by the officer to whom it is directed, without any need for its acceptance. The Board of Directors may remove any officer with or without cause at any time, but such removal shall be without prejudice to the contractual rights of such officer, if any, with the Corporation. A vacancy occurring in any office of the Corporation may be filled for the unexpired portion of the term thereof by the Board of Directors at any regular or special meeting.

Section 4.3 Powers and Duties of Executive Officers. Subject to Sections 4.4, 4.5 and 4.6, the officers of the Corporation shall have such powers and duties in the management of the Corporation as may be prescribed by the Board of Directors and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board of Directors. The Board of Directors may require any officer, agent or employee to give security for the faithful performance of his or her duties.

Section 4.4 Chief Executive Officer. The Chief Executive Officer of the Corporation shall in general supervise and control all of the business affairs of the Corporation, subject to the direction of the Board of Directors. The Chief Executive Officer may execute any deeds, mortgages, bonds, contracts or other instruments which the Board of Directors or a committee thereof has authorized to be executed or which are in the ordinary course of business of the Corporation. The Chief Executive Officer may vote, either in person or by proxy, all the shares of the capital stock of any company which the Corporation owns or is otherwise entitled to vote at any and all meetings of the stockholders of such company and shall have the power to accept or waive notice of such meetings. In the absence or disability of Chief Executive Officer, the Board of Directors shall name an interim Chief Executive Officer to exercise all powers and discharge all of the duties of the Chief Executive Officer, including the general supervision and control of all the business and affairs of the Corporation.

Section 4.5 President. The President shall have such duties and authority as the Chief Executive Officer may determine from time to time. The President may execute any deeds, mortgages, bonds, contracts or other instruments which the Board of Directors or a committee thereof has authorized to be executed or which are in the ordinary course of business of the Corporation. The President may vote, either in person or by proxy, all the shares of the capital stock of any company which the Corporation owns or is otherwise entitled to vote at any and all meetings of the stockholders of such company and shall have the power to accept or waive notice of such meetings.

Section 4.6 Secretary. In addition to such other duties, if any, as may be assigned to the Secretary by the Board of Directors, the Chairman of the Board, if any, or Chief Executive Officer, the Secretary shall (i) keep the minutes of proceedings of the stockholders, the Board of Directors and any committee of the Board of Directors in one or more books provided for that purpose; (ii) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (iii) be the custodian of the records and seal of the Corporation; (iv) affix or cause to be affixed the seal of the Corporation or a facsimile thereof, and attest the seal by his or her signature, to all certificates for shares of stock of the Corporation and to all other documents the execution of which under seal is authorized by the Board of Directors; and (v) unless such duties have been delegated by the Board of Directors to a transfer agent of the Corporation, keep or cause to be kept a register of the name and address of each stockholder, as the same shall be furnished to the Secretary by such stockholder, and have general charge of the stock transfer records of the Corporation. The Secretary may vote, either in person or by proxy, all the shares of the capital stock of any company which the Corporation owns or is otherwise entitled to vote at any and all meetings of the stockholders of such company and shall have the power to accept or waive notice of such meetings.

Section 4.7 Delegation of Authority. The Board of Directors may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provision hereof.

ARTICLE V

Stock Certificates and Transfers

Section 5.1 Certificate. Every holder of stock shall be entitled to have a certificate signed by or in the name of the Corporation by the Chairman of the Board, if any, or the President or a Vice President, and by the Secretary or an Assistant Secretary, of the Corporation, certifying the number of shares owned by such stockholder in the Corporation. Any or all of the signatures on the certificate may be facsimile, stamp or other imprint. In case any officer, transfer agent, or registrar who has signed or whose facsimile, stamp or other imprint signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such officer, transfer agent, or registrar continued to be such at the date of issue.

Section 5.2 Lost, Stolen or Destroyed Certificates; Issuance of New Certificates. The Corporation may issue a new certificate for stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such stockholder’s legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

Section 5.3 Transfers of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for stock of the Corporation duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer or, if the relevant stock certificate is claimed to have been lost, stolen or destroyed, upon compliance with the provisions of Section 5.2 of these Bylaws, and upon payment of applicable taxes with respect to such transfer, and in compliance with any restrictions on transfer applicable to such stock certificate or the shares represented thereby of which the Corporation shall have notice and subject to such rules and regulations as the Board of Directors may from time to time deem advisable concerning the transfer and registration of stock certificates, the Corporation shall issue a new certificate or certificates for such stock to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Transfers of stock shall be made only on the books of the Corporation by the registered holder thereof or by such holder’s attorney or successor duly authorized as evidenced by documents filed with the Secretary or transfer agent of the Corporation. Whenever any transfer of stock shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of transfer if, when the certificate or certificates representing such stock are presented to the Corporation for transfer, both the transferor and transferee request the Corporation to do so.

Section 5.4 Stockholders of Record. The Corporation shall be entitled to treat the holder of record of any stock of the Corporation as the holder thereof and shall not be bound to recognize any equitable or other claim to or interest in such stock on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise required by the laws of the State of Delaware.

ARTICLE VI

Notices

Section 6.1 Manner of Notice. (a) Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, whenever notice is required to be given to any stockholder, director or member of any committee of the Board of Directors, such notice may be given by (i) personal delivery, (ii) depositing it, in a sealed envelope, in the United States mails, first class, postage prepaid, addressed, (iii) delivering to a company for overnight or second day mail or delivery or (iv) any other reliable means permitted by applicable law (including electronic transmission such as fax or email if the sender reasonably believes the transmission has not been rejected) to such stockholder, director or member, either at the address of such stockholder, director or member as it appears on the records of the Corporation or, in the case of such a director or member, at his or her business address. Whenever any such notice is given it shall be deemed to be delivered (i) upon delivery if by personal delivery, (ii) four days after depositing notice in the United States mails, first class, (iii) two days after delivery to a company for overnight mail or delivery, (iv) three days after delivery to a company for second day mail or delivery, (v) if by electronic transmission, 24 hours after the times set forth therein, (vii) upon receipt if delivery is by any other means. Such requirement for notice shall also be deemed satisfied, except in the case of stockholder meetings, if notice is actually received orally or in writing by the person entitled thereto as far in advance of the event with respect to which notice is being given as the minimum notice period required by law or these Bylaws.

Section 6.2 Dispensation with Notice.

(a) Whenever notice is required to be given by law, the Certificate of Incorporation or these Bylaws to any stockholder to whom (i) notice of two consecutive annual meetings of stockholders or (ii) all, and at least two, payments (if sent by first class mail) of dividends or interest on securities of the Corporation during a 12-month period, have been mailed addressed to such stockholder at the address of such stockholder as shown on the records of the Corporation and have been returned undeliverable, the giving of such notice to such stockholder shall not be required. Any action or meeting which shall be taken or held without notice to such stockholder shall have the same force and effect as if such notice had been duly given. If any such stockholder shall deliver to the Corporation a written notice setting forth the then current address of such stockholder, the requirement that notice be given to such stockholder shall be reinstated.

(b) Whenever notice is required to be given by law, the Certificate of Incorporation or these Bylaws to any person with whom communication is unlawful, the giving of such notice to such person shall not be required, and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting which shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given.

Section 6.3 Waiver of Notice. Any written waiver of notice, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee or directors need be specified in any written waiver of notice.

ARTICLE VII

General

Section 7.1 Fiscal year. The fiscal year of the Corporation shall be determined by resolution of the Board of Directors. Absent any contrary resolution, the fiscal year shall end on December 31 of each year.

Section 7.2 Seal. The corporate seal shall have the name of the Corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board of Directors.

Section 7.3 Form of Records. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, microphotographs, electronic format or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.

Section 7.4 Definitions. (a) For purposes of these Bylaws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

(b) For purposes of these Bylaws, “public disclosure” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service, or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended.

Section 7.5 Amendment of Bylaws. These Bylaws may be altered or repealed, and new Bylaws made, by the majority vote of the whole Board of Directors, but the stockholders may make additional Bylaws and may alter and repeal any Bylaws whether adopted by them or otherwise by the affirmative vote of the holders of at least sixty six and two-thirds percent (66 2/3%) of the outstanding voting power of the Corporation’s capital stock entitled to vote thereon, voting together as a single class.

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THIS IS TO CERTIFY: That I am the duly elected, qualified and acting Secretary of Biodiesel Development Corporation and that the foregoing Bylaws were adopted as the Bylaws of said corporation on the 20th day of September, 2006.

/s/ Heng Chuk
Heng Chuk, Secretary